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                                                            Exhibit 99.1
                                                              Proxy Card

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                  PROXY

                         FIRST BANKS AMERICA, INC.

              ANNUAL MEETING OF STOCKHOLDERS--JANUARY 16, 1998

      The undersigned hereby appoints Allen H. Blake and Mark T. Turkcan, and each of them with full power of substitution, the attorney and proxy of the undersigned to attend the Annual Meeting of Stockholders of First Banks America, Inc. to be held in Sacramento, California on January 16, 1998, at 9:00 a.m. local time and at any adjournments thereof, and to vote the stock of the undersigned with all powers the undersigned would possess if present upon the following matters and upon any other business that may properly come before the meeting or any adjournment thereof.

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      The proxy when properly executed will be voted as specified herein.  If no specification is made with respect to any particular proposal, it is the intention of the proxies to vote FOR each of the following proposals.


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
1. To approve and adopt the         2. To approve the issuance to       3. To approve the issuance of
Agreement and Plan of Merger        First Banks, Inc. of 804,000        convertible debentures in the
dated October 3, 1997 between       shares of Common Stock, for a       principal amount of $6.5
First Banks America, Inc. and       purchase price of                   million to First Banks, Inc. in
First Commercial Bancorp, Inc.      $10,000,000.00.                     exchange for debentures of
                                                                        First Commercial Bancorp, Inc.
FOR                                 FOR                                 FOR
/ /                                 / /                                 / /

AGAINST                             AGAINST                             AGAINST
 / /                                 / /                                 / /

ABSTAIN                             ABSTAIN                              ABSTAIN
 / /                                 / /                                  / /



4. Election of Directors          / /            5. In their discretion, upon any other matters
                                                 which may properly come before the meeting or
                                                 any adjournments thereof, hereby revoking any
                                                 proxy heretofore given by the undersigned for
                                                 such meeting.

FOR all nominees                  / /            ---------------------------------------------
                                                 Signature

AGAINST all nominees              / /            ---------------------------------------------
                                                 Signature if owned jointly

WITHHOLD all nominees                            Date:________________________________________

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/ /
NOMINEES:  Allen H. Blake, Charles A.
Crocco, Jr., James F. Dierberg, Edward T. Story,
Jr., Mark T. Turkcan, Donald W. Williams

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name below:


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